Exhibit 10.2

EXECUTION COPY

SECURITY AGREEMENT

(Canada – PPSA)

THIS AGREEMENT (including any Schedules and Exhibits hereto, as amended, restated, supplemented or otherwise modified or replaced from time to time, this “Agreement”) is made and entered into as of March 10th, 2009 among LOUISIANA-PACIFIC CORPORATION, a corporation subsisting under the laws of Delaware (the “Company”), LOUISIANA-PACIFIC CANADA LTD., a corporation subsisting under the laws of British Columbia, LOUISIANA-PACIFIC CANADA PULP CO., an unlimited liability company subsisting under the laws of Nova Scotia, LOUISIANA-PACIFIC (OSB) LTD., a corporation subsisting under the laws of British Columbia, LOUISIANA-PACIFIC CANADA SALES ULC, an unlimited liability corporation subsisting under the laws of Alberta, LOUISIANA-PACIFIC LIMITED PARTNERSHIP, a limited partnership formed under the laws of New Brunswick, represented by its general partner, 3047525 NOVA SCOTIA COMPANY, an unlimited liability company subsisting under the laws of Nova Scotia (the “NBLP-GP”), NBLP-GP, and 3047526 NOVA SCOTIA COMPANY, an unlimited liability company subsisting under the laws of Nova Scotia, as debtors (collectively, the “Debtors” and individually, a “Debtor”), and BANK OF AMERICA, N.A., a national banking association subsisting under the federal laws of the United States of America, as the Agent (in such capacity the “Agent”).

RECITALS

A. The Company, certain of its subsidiaries, as borrowers, and certain other of its subsidiaries, as guarantors, and the Agent and the financial institutions party thereto as Lenders, have entered into a Loan and Security Agreement dated March 10th, 2009 (as same may be amended, restated, supplemented or otherwise modified or replaced from time to time, the “Loan and Security Agreement”).

B. Except for the Company, the Debtors are Canadian Borrowers or Canadian Guarantors. Each Debtor will receive substantial benefits from the execution, delivery and performance of the obligations under the Loan and Security Agreement and is executing and delivering this Agreement pursuant to the terms of the Loan and Security Agreement to induce the Agent and the other Secured Parties to enter into the Loan and Security Agreement and make the Loans and other financial accommodations provided for therein.

C. The Debtors have agreed to enter into this Agreement and to grant the Security Interest to the Agent, for itself and for the benefit of the other Secured Parties, as security for their respective Obligations in accordance with section 2.1.

Therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, each Debtor grants the following Lien and security interest to the Agent, for itself and for the benefit of the other Secured Parties and otherwise agrees as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions and Interpretation Generally

Terms and expressions that are used in this Agreement have the respective meanings given to them in the Loan and Security Agreement unless: (i) any such term or expression is set out herein in bold-faced type between quotation marks (“ “), in which case such term or expression shall have the meaning given where so set out; or (ii) the context requires otherwise. Subject to applicable laws and to any stipulation to the contrary herein, the rules of interpretation set out in the Loan and Security Agreement shall apply to the interpretation of this Agreement.

1.2	PPSA and other Definitions

(a) PPSA. The term “PPSA” means the Personal Property Security Act (British Columbia) except to the extent that the validity, perfection or the effect of perfection or non-perfection of, or the priority of, the Security Interest, or the rights or remedies of the Agent or any Secured Party are governed, by virtue of the mandatory provisions of applicable law, by the Personal Property Security Act or other similar legislation of another jurisdiction in which case the term “PPSA” shall refer to such other legislation for the purposes of the provisions hereof relating to such matters and for the purposes of the definitions relating to such provisions.

(b) Terms Defined in PPSA. Terms defined in the PPSA and used herein shall, unless otherwise defined, have the same meaning as ascribed to such term in the PPSA, including “account”, “chattel paper”, “document of title”, “equipment”, “goods”, “instrument”, “intangible”, “inventory”, “investment property”, “money”, “personal property”, “proceeds”, “security”, “securities account”, “securities intermediary”, “financing statement” and “financing change statement”. However, the term “goods” shall not include “consumer goods” as that term is defined in the PPSA.

(c) Excluded Collateral. When used herein, the term “Excluded Collateral” means the property and assets described in sections 2.2 and 2.3.

(d) Excluded Assets. The term “Excluded Assets” means Excluded Collateral of any Canadian Loan Party, any present or after-acquired goods (including fixtures) of any Canadian Loan Party, other than inventory and Inventory (including Vendor Managed Inventory and Reload Inventory) of such Canadian Loan Party, and any present or after-acquired real property or interests therein (whether in fee or of a lesser estate), and improvements thereto or thereon, of any Canadian Loan Party.

ARTICLE 2

SECURITY INTEREST

2.1	Grant of Security Interest

The Company, to secure payment and performance of its guarantee and other obligations under the U.S. Guaranty in respect of the Canadian Obligations, and each of the other Debtors, to secure payment and performance of all of its Canadian Obligations, hereby grants to the Agent, for itself and the benefit of the other Secured Parties, a continuing security interest in, a Lien upon, and a right of set off against, and hereby pledges and assigns to the Agent, for itself and the benefit of the other Secured Parties, as collateral security (the “Security Interest”), all personal property hereinafter described of such Debtor, but specifically excluding all Excluded Collateral, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the respective obligations described above at any time granted by such Debtor to or held or acquired from such Debtor by the Agent or any Secured Party, but specifically excluding all Excluded Collateral, collectively, the “Collateral”), to wit, all right, title and interest of such Debtor in and to the following:

(a) all accounts, including all Accounts comprised therein;

(b) all inventory and all other goods that are Inventory (including Vendor Managed Inventory and Reload Inventory);

(c) all intangibles, including all Intellectual Property comprised herein;

(d) all chattel paper;

(e) all instruments, including all promissory notes and bills of exchange and banker’s acceptances;

(f) all documents of title;

(g) all investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, futures contracts or futures accounts);

(h) all supporting obligations and all present and future Liens, title and interest in, to and in respect of accounts and other Collateral, including (i) rights and remedies under or relating to guarantees, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents of title, contracts or instruments with respect to, or otherwise representing or evidencing accounts or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(i) all money, credit balances, deposits and other property of any Debtor whether now or hereafter held or received by or in transit to the Agent, any other Secured Party or its Affiliates or at any other depository or other institution, and whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(j) all Records; and

(k) all proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

2.2	Exception for Certain Securities Collateral and “Excluded Assets” of Company

The Security Interest does not and shall not extend to, and Collateral shall not include:

(a) present or after-acquired voting equity interests of the Company in any Canadian Loan Party that constitute Securities Collateral as defined in the U.S. Pledge Agreement;

(b) present or after-acquired shares or other equity interests in any unlimited liability company, corporation or other Person, or securities entitlements with respect thereto;

(c) present or after-acquired units or other equity interests in any general or limited partnership;

(d) in the case of the Security Interest granted by the Company, any present or after-acquired asset that is an “Excluded Asset” as defined in the Loan and Security Agreement;

(e) in the case of the Security Interest granted by each Debtor other than the Company, any present or after-acquired property or asset of such Debtor of the nature, type or kind described in clauses (a), (d), (f) or (h) of the definition of “Excluded Assets” in the Loan and Security Agreement; and

(f) the proceeds and products of any and all of the property and assets described in the foregoing clauses (a) through (e) above solely to the extent such proceeds and products would constitute property or assets of the nature, kind or type described in clauses (a) through (e) above.

2.3	Exception for Certain Intangible Rights

The Security Interest does not and shall not extend to, and Collateral shall not include, any intangibles or other rights, whether arising under any agreement, franchise, license, permit or otherwise, to the extent that the grant of a security interest therein would constitute a breach of the terms of or permit any person to terminate any such rights, but each Debtor shall hold its interest therein in trust for the Agent to the extent permitted by applicable law, and the Security Interest shall extend to such rights forthwith upon obtaining the consent of the other party thereto. Each Debtor agrees that it shall use all commercially reasonable efforts to obtain any consent required to permit all intangibles and other rights to be subject to the Security Interest.

2.4	Attachment

The attachment of the Security Interest has not been postponed and the Security Interest shall attach to Collateral as soon as the relevant Debtor has rights in the Collateral.

ARTICLE 3

PERFECTION

3.1	Financing Statements and Financing Change Statements

Each Debtor irrevocably and unconditionally authorizes the Agent (or its agent) to prepare and file at any time and from time to time such financing statements with respect to the Collateral naming the Agent or its designee as the secured party and such Debtor as debtor, as the Agent may require, and including any other information with respect to such Debtor or otherwise required by the PPSA as the Agent may determine, together with any financing change statements and renewals with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the Closing Date, provided that any financing statement shall describe the Collateral by class, nature or type in accordance with section 2.1 or as the Agent reasonably deems otherwise necessary and not as “all personal property” or “all assets” of such Debtor. Each Debtor hereby ratifies and approves all financing statements naming the Agent or its designee as secured party and such Debtor, as the case may be, as debtor with respect to the Collateral (and any financing change statements and renewals with respect to such financing statements) filed by or on behalf of the Agent prior to the Closing Date and ratifies and confirms the authorization of the Agent to file such financing statements (and amendments, if any). In the event that the description of the Collateral in any financing statement naming the Agent or its designee as the secured party and any Debtor as debtor includes assets and properties of such Debtor that do not at any time constitute Collateral, whether hereunder, under any of the other Loan Documents or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Debtor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Debtor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming the Agent or its designee as secured party and such Debtor as debtor.

3.2	Chattel Paper and Instruments

No Debtor has any chattel paper or instruments as of the Closing Date which, individually, evidences an amount in excess of US$1,000,000 except as disclosed in the Loan and Security Agreement. In the event that any Debtor shall be entitled to or shall receive any chattel paper or instrument after the Closing Date, Debtors shall promptly notify the Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Debtor (including by any agent or representative), such Debtor shall deliver, or cause to be delivered to the Agent, all chattel paper and instruments that such Debtor has acquired or may at any time acquire which, individually, evidences an amount in excess of US$1,000,000 accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify, in each case except as the Agent may otherwise agree. At the Agent’s option, each Debtor shall, or the Agent may at any time on behalf of any Debtor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to the Agent with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Bank of America, N.A., as the Agent, and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”

3.3	Jurisdiction where Registration (Filing) Required

(a) The chief executive office, registered office and the location of all Collateral of each Debtor (other than the Company) are fully and accurately set out in the Canadian Perfection Certificate. No Debtor (other than the Company) shall move or transfer or otherwise change the location of its chief executive office, registered office or of any of its Collateral outside the jurisdiction where it is currently located, except inventory in the ordinary course of business or as otherwise permitted under the Loan and Security Agreement, and provided that such Debtor has taken all steps reasonably required by the Agent to maintain the perfection of the Security Interest.

(b) The name of each Debtor (other than the Company) is fully and accurately set out in the Canadian Perfection Certificate. No Debtor (other than the Company) shall change its name except as otherwise permitted under the Loan and Security Agreement.

3.4	Deposit Accounts

No Debtor has any deposit accounts as of the Closing Date, except as set forth in the Loan and Security Agreement. Debtors shall not, directly or indirectly, after the Closing Date open, establish or maintain any deposit account (other than any Excluded Deposit Account) unless on or before the opening of such deposit account, such

Debtor shall deliver to the Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Debtor and the bank at which such deposit account is opened and maintained or arrange for the Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to the Agent.

3.5	Investment Property

(a) Disclosure. No Debtor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the Closing Date, or has any investment account, securities account, futures account or other similar account with any bank or other financial institution or other securities intermediary or futures intermediary as of the Closing Date, in each case except as set forth in the Loan and Security Agreement.

(b) Securities. In the event that any Debtor shall be entitled to or shall at any time after the Closing Date hold or acquire any certificated securities (other than any certificated securities which are Senior Note Priority Collateral or constitute Excluded Collateral), such Debtor shall promptly endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. If any securities, now or hereafter acquired by any Debtor are uncertificated and are issued to such Debtor or its nominee directly by the issuer thereof (other than any uncertificated securities that are Senior Note Priority Collateral or constitute Excluded Collateral), such Debtor shall immediately notify the Agent thereof and shall as the Agent may specify, either cause the issuer to agree to comply with instructions from the Agent as to such securities, without further consent of any Debtor or such nominee, or arrange for the Agent to become the registered owner of the securities.

(c) Securities Accounts and Futures Accounts. The Debtors shall not, directly or indirectly, after the Closing Date open, establish or maintain any investment account, securities account, futures account or any other similar account (other than a deposit account) with any securities intermediary or futures intermediary unless each of the following conditions is satisfied: (i) the Agent shall have received prior written notice of the intention of such Debtor to open or establish such account which notice shall specify in reasonable detail and specificity the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Debtor is dealing and (ii) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or futures intermediary, such Debtor shall as the Agent may specify either (a) execute and deliver, and cause to be executed and delivered to the Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Debtor and such securities intermediary or commodity intermediary or (b) arrange for the Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to the Agent.

3.6	Instruments and Letters of Credit

In the event that any Debtor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, in a face amount in excess of US$5,000,000, when added together with other similar instruments in favour of the other Debtors, whether as payee, endorsee, beneficiary or otherwise after the Closing Date, such Debtor shall promptly notify the Agent thereof in writing. Such Debtor shall promptly, as the Agent may request, either (i) deliver, or cause to be delivered to the Agent with respect to any such letter of credit, banker’s acceptance or similar instrument the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to the Agent, consenting to the assignment of the proceeds of the letter of credit to the Agent and agreeing to make all payments thereon directly to the Agent or as the Agent may otherwise direct or (ii) cause Agent to become, at Debtors’ expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

3.7	Maintaining Perfection

Debtors shall take any other actions reasonably requested by the Agent from time to time to cause the attachment, perfection and first priority of, and the ability of the Agent to enforce, the Security Interest in any and all of the Collateral (subject only to the Intercreditor Agreement and the Liens permitted under section 10.2 of the Loan and Security Agreement) including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the PPSA or other applicable law, to the extent, if any, that any Debtor’s signature thereon is required therefore, (ii) causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Security Interest in such Collateral, (iii) complying with any provision of any statute, regulation or treaty as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Security Interest in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all other actions required by the PPSA or by other law, as applicable in any relevant jurisdiction.

ARTICLE 4

ADDITIONAL PROVISIONS RELATING TO THE ADMINISTRATION OF COLLATERAL

4.1	Dealing with Account Debtors

Subject to the Loan and Security Agreement, the Agent may release or compromise and may otherwise deal in its discretion with accounts that it is authorized to collect, without liability to the Debtors. Subject to the Loan and Security Agreement and applicable laws, each Debtor authorizes the Agent to communicate with the debtors of the accounts and other third persons in order to obtain or transmit any personal information and any information relative to the accounts or such Debtors for the purpose of verifying and recovering the accounts.

4.2	Agent or Secured Party in Control or Possession of Collateral

Neither the Agent nor any other Secured Party, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in connection with the administration or custody of any Collateral, except in the case of gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the Agent, its directors, officers, agents and employees:

(a) may, in any instance where the Agent reasonably determines that they lack or are uncertain as to their authority to take or refrain from taking certain action, or as to the requirements of any of the Loan Documents under any circumstance before them, delay or refrain from taking action unless and until they have received advice from legal counsel (or other appropriate advisor);

(b) will not incur any liability by acting or not acting in reliance upon any notice, consent, certificate, statement or other instrument or writing reasonably believed by them to be genuine and to be signed or sent by the proper person; and

(c) shall not be required to expend or risk their own funds, or to take any action (including the institution or defence of legal proceedings) which in their reasonable judgment may cause them to incur or suffer any expense or liability (including legal fees and disbursements), unless and until security or indemnity in form and amount reasonably satisfactory to them shall have been provided therefore.

4.3	No Assumption of Liability

The Security Interest is given as security only and shall not subject the Agent or any other Secured Party to, or in any way modify, any obligation or liability of any Debtor relating to any Collateral.

4.4	Agent’s Disclaimer

The Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or any other Loan Document, or the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession and the accounting for proceeds actually received by it in accordance with the terms hereof) for the legality, effectiveness or sufficiency of any Loan Document, or for the creation, perfection, priority, sufficiency or protection of the Security Interest, and it shall not be responsible for any statement or recital herein or any statement in this Agreement or any Loan Document.

ARTICLE 5

REMEDIES ON DEFAULT

5.1	Appointment of Receiver

(a) Right to appoint a Receiver. If an Event of Default exists, the Agent may, subject to the PPSA and other applicable laws, appoint by instrument any person, whether an officer or employee of the Agent or not, to be a receiver, manager or receiver-manager (each a “Receiver”) of Collateral and may remove any Receiver so appointed and appoint another Receiver in the same manner. Any such Receiver shall be deemed the agent of the Debtors and not of the Agent for the purpose of (i) carrying on and managing the business and affairs of the Debtors, and (ii) establishing liability for all acts or omissions of the Receiver while acting as such, and the Agent shall not be in any way responsible for any acts or omissions on the part of any such Receiver, its officers, employees and agents. Each Debtor irrevocably authorizes the Agent to give instructions to the Receiver relating to the performance of its duties and waives any right it may have now or in the future under any applicable law, including, without limitation, the PPSA, to make application to a court for the removal, replacement or discharge of the Receiver or for directions on any matter relating to the duties of the Receiver (unless such duties are not being performed in a commercially reasonable manner) or in respect of the Receiver’s accounts or remuneration or in respect of any other matter.

(b) Powers of the Receiver. Subject to the provisions of the instrument appointing it, a Receiver shall have the power to take possession of Collateral, to preserve Collateral or its value in such manner as it considers appropriate, to carry on or concur in carrying on all or any part of the business of any Debtor and to sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of Collateral in such manner and on such terms as it considers to be commercially reasonable. To facilitate the foregoing powers, the Receiver may enter upon, use and occupy all premises owned or occupied by the Debtors wherein Collateral may be situate to the exclusion of all others to the extent permitted by law, maintain Collateral upon such premises, borrow money on a secured or unsecured basis, incur reasonable expenses in the exercise of the rights, powers and remedies set out in this Agreement and use Collateral directly in carrying on any Debtor’s business or as security for loans or advances to enable it to carry on any Debtor’s business or otherwise, as such Receiver shall, in its discretion, determine. In addition, the Receiver shall have the following rights, powers and remedies: (i) to make payments to persons having a Lien on properties on which a Debtor may hold a Lien and to persons having a Lien on the Collateral, and (ii) to demand, commence, continue or defend proceedings in the name of the Agent or of the Receiver or in the name of a Debtor for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral and to give effectual receipts and discharges therefore.

(c) Other provisions relating to the Receiver. Except as may be otherwise directed by the Agent, all proceeds received from time to time by such Receiver in carrying out its appointment shall be received in trust for and paid over to the Agent. Every such Receiver may, in the discretion of the Agent, be vested with all or any of the rights and powers of the Agent.

5.2	Exercise of Remedies by the Agent

If an Event of Default exists, the Agent may, either directly or through its agents or nominees, exercise all the powers and rights available to a Receiver by virtue of this Article. In addition to the rights granted in this Agreement and in any of the other Loan Documents and in addition to any other rights the Agent may have at law or in equity or otherwise, the Agent shall have all rights and remedies of a secured party under the PPSA.

5.3	Possession of Collateral

Each Debtor acknowledges that the Agent or any Receiver may take possession of Collateral wherever it may be located and by any method permitted by law and each Debtor agrees, upon request from the Agent or any Receiver, to assemble and deliver possession of Collateral at such place or places as directed.

5.4	Remedies Not Exclusive

All rights, powers and remedies of the Agent under this Agreement may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other security now or hereafter held by the Agent and any other rights, powers and remedies of the Agent however created or arising. No single or partial exercise by the Agent of any of the rights, powers and remedies under this Agreement or any other security or at law, in equity or otherwise shall preclude or prevent the Agent from exercising any other rights, powers or remedies, whether at law, in equity or otherwise. The Agent shall at all times have the right to proceed against Collateral or any other security in such order and in such manner as it shall determine without waiving any rights under any other security or at law, in equity or otherwise. No delay or omission by the Agent in exercising any right, power or remedy hereunder or otherwise shall operate as a waiver thereof or any of any other right, power or remedy.

5.5	Debtors Liable for Deficiency

Each Debtor shall remain liable to the Agent for any deficiency after the proceeds of any sale, lease or disposition of Collateral are received by the Agent.

5.6	Exclusion of Liability of the Agent and Receiver

The Agent shall not, nor shall any Receiver, be liable for any failure to exercise its rights, powers or remedies arising hereunder or otherwise, including any failure to take possession of, collect, enforce, realize, sell, lease or otherwise dispose of, preserve or protect the Collateral, to carry on all or any part of the business of any Debtor relating to the Collateral or to take any steps or proceedings for any such purposes. Neither the Agent nor any Receiver shall have any obligation to take any steps or proceedings to preserve rights against prior parties to or in respect of Collateral, including any instrument, chattel paper or securities, whether or not in the Agent’s or the Receiver’s possession, and neither the Agent nor any Receiver appointed by it shall be liable for failure to do so. Subject to the foregoing, the Agent shall use reasonable care in the custody and preservation of Collateral in its possession.

5.7	Notice of Sale

Unless required by law, neither the Agent nor any Receiver appointed by it shall be required to give any Debtor any notice of any sale, lease or other disposition of the Collateral, the date, time and place of any public sale of Collateral or the date after which any private disposition of Collateral is to be made.

5.8	Application of Proceeds

The proceeds arising from the enforcement of the Security Interest as a result of the possession by the Agent or the Receiver of the Collateral or from any sale, lease or other disposition of, or realization of security on, the Collateral (except following acceptance of Collateral in satisfaction of the Canadian Obligations) shall be applied by the Agent or the Receiver in accordance with the Loan and Security Agreement and the PPSA.

5.9	Monies Actually Received

There shall be applied against the Canadian Obligations only the actual proceeds arising from the possession, sale, lease or other disposition of, or realization of security on, the Collateral when received by the Agent or the Receiver. Actual proceeds refers to all money received or recovered by the Agent or the Receiver upon such possession, sale, lease or other disposition of, or realization of security on, the Collateral.

ARTICLE 6

GENERAL

6.1	Power of Attorney

Subject to and during such times as are provided in the Loan and Security Agreement, each Debtor appoints the Agent as such Debtor’s attorney, with full power of substitution, in the name and on behalf of such Debtor, to execute, deliver and do all such acts, deeds, leases, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as such Debtor has herein agreed to execute, deliver and do or as may be required by the Agent or any Receiver to give effect to this Agreement or in the exercise of any rights, powers or remedies hereby conferred on the Agent, and generally to use the name of such Debtor in the exercise of all or any of the rights, powers or remedies hereby conferred on the Agent. This appointment, coupled with an interest, shall not be revoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of any Debtor or for any other reason.

6.2	Set-Off

To the extent provided in the Loan and Security Agreement, the Agent may at any time and from time to time, without notice to the Debtors or to any other person, set-off, appropriate and apply any and all deposits, general or special, matured or unmatured, held by or for the benefit of a Debtor with any branch of the Agent, and any other indebtedness and liability of the Agent to a Debtor, matured or unmatured, against and on account of the Canadian Obligations when due, in such order of application as the Agent may from time to time determine.

6.3	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

6.4	Amendment, Waiver

No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

6.5	Dealings with Others

The Agent may grant extensions of time and other indulgences, take and give up security, accept compositions, make settlements, grant releases and discharges and otherwise deal with the Debtors, sureties and other persons and with Collateral and other security as the Agent sees fit, without prejudice to the liability of the Debtors to the Agent or the rights, powers and remedies of the Agent under this Agreement.

6.6	Expenses

The Debtors shall pay to the Agent on demand all of the Agent’s reasonable costs, charges and expenses (including, without limitation, legal fees on a solicitor and his own client basis and Receiver’s fees) in connection with the preparation, registration or amendment of this Agreement, the perfection or preservation of the Security Interest, the enforcement by any means of any of the provisions hereof or the exercise of any rights, powers or remedies hereunder, including, without limitation, all such costs, charges and expenses in connection with taking possession of Collateral, carrying on the business of any Debtor, collecting a Debtor’s accounts and taking custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral, together with interest on such costs, charges and expenses from the date incurred to the date of payment at the Interest Rate then applicable to Canadian Base Rate Loans outstanding under the Loan and Security Agreement.

6.7	Further Assurances, Power of Agent

Each Debtor shall at its own expense do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, mortgages, pledges, charges, assignments, security agreements, hypothecs and assurances (including instruments supplemental or ancillary hereto) and such financing statements as the Agent may from time to time request to better assure and perfect its security on the Collateral. If any Debtor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement and the expenses of the Agent incurred in connection therewith shall be payable by such Debtor.

6.8	Communication

Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be in writing and shall be given in accordance with the provisions of the Loan and Security Agreement. Notwithstanding the foregoing, if the PPSA requires that a notice or other communication be given in a specified manner, then any such notice or communication shall be given in such manner.

6.9	Successors and Assigns

This Agreement shall be binding on each Debtor and its successors and shall enure to the benefit of the Agent and its successors and permitted assigns under the Loan and Security Agreement. This Agreement shall be assignable by the Agent free of any set-off, counter-claim or equities between the Debtors and the Agent, and no Debtor shall assert against an assignee of the Agent any claim or defence that such Debtor has against the Agent.

6.10	Governing Law and Jurisdiction

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein but excluding conflict of law rules. Such choice of law shall, however, be without prejudice to or limitation of any other rights available to the Agent under the laws of any other jurisdiction where Collateral may be located.

(b) Attornment to Jurisdiction. Each Debtor irrevocably attorns and submits to the non-exclusive jurisdiction of any court of competent jurisdiction of the Province of British Columbia sitting in Vancouver in any action or proceeding arising out of or relating to this Agreement and the other Loan Documents to which it is a party. Each Debtor irrevocably waives objection to the venue of any action or proceeding in such court or that such court provides an inconvenient forum. Nothing in this section limits the right of the Agent to bring proceedings against any Debtor in the courts of any other jurisdiction.

(c) Service of Process. Each Debtor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the delivery of copies of such process to the Debtor at the address of the Debtor as specified in the Loan and Security Agreement. Nothing in this section affects the right of the Agent to serve process in any manner permitted by law.

6.11	Waiver of Right to Copies

Each Debtor acknowledges having received a copy of this Agreement and, to the extent permitted under applicable law, waives its right to receive a copy of any financing statement/verification statement registered under any PPSA or otherwise.

6.12	Counterparts; Integration

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

6.13	Additional Debtors

If, pursuant to the terms of the Loan and Security Agreement, the Company or any other Debtor is required to cause any Subsidiary that is not a Debtor to become a Debtor hereunder, the Company or the relevant Debtor shall cause such Subsidiary to execute and deliver to the Agent a Joinder Agreement in the form of Exhibit 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Debtor party hereto on the Closing Date.

6.14	Conflict with Loan and Security Agreement

In the event of any conflict or inconsistency between this Agreement and the Loan and Security Agreement which cannot be resolved by compliance with both, this Agreement shall prevail to the extent of such conflict or inconsistency.

IN WITNESS WHEREOF, each Debtor has executed this Agreement in favour of the Agent as of the date first hereinabove mentioned.

[Signature Pages Follow]

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Curtis M. Stevens
Name:	Curtis M. Stevens
Title:	Executive Vice President, Administration, and Chief Financial Officer

Signature Pages to Security Agreement (Canada-PPSA)

LOUISIANA-PACIFIC CANADA LTD.

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Treasurer

Signature Pages to Security Agreement (Canada-PPSA)

LOUISIANA-PACIFIC CANADA PULP CO.

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Treasurer

Signature Pages to Security Agreement (Canada-PPSA)

LOUISIANA-PACIFIC (OSB) LTD.

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Treasurer

Signature Pages to Security Agreement (Canada-PPSA)

LOUISIANA-PACIFIC CANADA SALES ULC

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Vice President and Treasurer

Signature Pages to Security Agreement (Canada-PPSA)

LOUISIANA-PACIFIC LIMITED PARTNERSHIP, by its general partner, 3047525 Nova Scotia Company, and 3047525 Nova Scotia Company, in its capacity as general partner of, and for the partners of Louisiana-Pacific Limited Partnership

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Vice President and Treasurer

Signature Pages to Security Agreement (Canada-PPSA)

3047525 NOVA SCOTIA COMPANY

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Vice President and Treasurer

Signature Pages to Security Agreement (Canada-PPSA)

3047526 NOVA SCOTIA COMPANY

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Vice President and Treasurer

Signature Pages to Security Agreement (Canada-PPSA)

BANK OF AMERICA, N.A., as Agent

By:	/s/ Jason Riley
Name:	Jason Riley
Title:	Senior Vice President

Signature Pages to Security Agreement (Canada-PPSA)

Exhibit 1 to Security Agreement (Canada-PPSA)

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of [                    ], is delivered pursuant to section 6.13 of the Security Agreement (Canada-PPSA) dated as of March —, 2009 (as amended, restated, supplemented or otherwise modified or replaced, the “Security Agreement”), among Louisiana-Pacific Corporation, Louisiana-Pacific Canada Ltd., the other Debtors party thereto and Bank of America, N.A., as Agent (the “Agent”). Terms used without definition herein have the meanings assigned to such terms by the Security Agreement

By executing and delivering this Joinder Agreement, the undersigned, as provided in section 6.13 of the Security Agreement, hereby becomes a party to the Security Agreement as a Debtor thereunder with the same force and effect as if originally named as a Debtor therein and, without limiting the generality of the foregoing, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Canadian Obligations, hereby collaterally assigns, conveys, mortgages, hypothecates and transfers to the Agent and grants to the Agent a continuing security interest in, all of its rights, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Debtor thereunder.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL DEBTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED

as of the date of this Joinder Agreement

first above written.

BANK OF AMERICA, N.A.
as Agent

By:
Name:
Title: